For Immediate Release	Contact:
Claire M. Chadwick
Executive Vice President and
Chief Financial Officer
630 Godwin Avenue
Midland Park, NJ 07432
P: 201.444.7100

PRESS RELEASE

Stewardship Financial Corporation Reports
Results for the Second Quarter of 2019

Midland Park, NJ - July 30, 2019 - Stewardship Financial Corporation (Nasdaq:SSFN), parent company of Atlantic Stewardship Bank, today reported results for the second quarter. For the three and six months ended June 30, 2019 net income was $1.5 million, or $0.17 per share, and $3.1 million, or $0.36 per share, respectively. Net income for the equivalent prior year periods was $2.3 million, or $0.27 per share, and $4.1 million, or $0.47 per share, respectively. Results for the prior year three and six month periods benefited from the Corporation recording negative provisions for loan losses of $780,000 and $1.1 million, respectively, as compared to the positive $330,000 and $395,000 provisions for loan losses reflected in the current three and six month periods, respectively. In addition, the current year periods were adversely impacted by merger-related expenses of $291,000 associated with the previously reported contemplated merger with Columbia Financial, Inc.

Paul Van Ostenbridge, President and Chief Executive Officer of Stewardship Financial Corporation, commented, “We are pleased with the Corporation's year-to-date performance. Since the beginning of the year, we have demonstrated steady organic loan growth supported by a stable net interest margin."

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Van Ostenbridge continued, "We are very optimistic about our contemplated merger with Columbia Financial. The required regulatory approval process is underway and we continue to plan for our special meeting of shareholders seeking shareholder approval for the merger. A fourth quarter close is still expected. We believe the combined organization will create an institution that can serve the changing needs of customers and result in the development of strong loan and deposit portfolios."

Operating Results
The Corporation reported net interest income of $7.2 million for the three months ended June 30, 2019 compared to $7.0 million earned in the equivalent prior year period. For the six months ended June 30, 2019, net interest income was $14.1 million, which also represented an improvement over the $13.8 million earned in the comparable prior year period. The increases for both the three and six month periods were primarily a result of higher interest income on loans, due to both growth in average balances and greater loan yields, partially offset by increased interest expense. The average rate earned on interest-earning assets has shown modest increases over the last five quarters due, in part, to loans repricing at higher rates. An increase in the cost of interest-bearing liabilities, however, is the result of higher rates and the highly competitive environment for deposits. Net interest margin of 3.13% for the three months ended June 30, 2019 reflected general stability over the last several quarters with a reported net interest margin of 3.12% and 3.11% for the prior two quarters, respectively. Van Ostenbridge commented, "While the market for loans and deposits continues to be very competitive, which tends to drive yields on loans down and rates on deposits up, we were able to manage the continuing pressure on our net interest margin."

As previously mentioned, for the three and six months ended June 30, 2019, the Corporation recorded $330,000 and $395,000 in provisions for loan losses, compared to negative provisions for loan losses of $780,000 and $1.1 million for the three and six months ended June 30, 2018. While the primary business

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Stewardship Financial Corporation (continued)                         July 30, 2019

markets in which the Corporation operates show ongoing improvement in the economic conditions and overall real estate climate, the loan loss provisions for the current periods principally reflect the growth in the loan portfolio.

For the three and six months ended June 30, 2019, noninterest income was $935,000 and $1.8 million, respectively, compared to $859,000 and $1.6 million in the equivalent prior year periods. In addition to growth in fees and service charges, gains on sales of loans contributed to solid increases in non-interest income. The three months ended June 30, 2019 included $23,000 of gains from the sales of mortgage loans and $71,000 of gains from the sale of the guaranteed portion of newly originated Small Business Administration ("SBA") loans. On a year-to-date basis, for the six months ended June 30, 2019, mortgage loan sale gains were $48,000 and SBA loan sale gains were $112,000. For both the three and six month periods, these reported gains were in excess of the equivalent prior year gains. Noninterest income for the current three and six months also included mark-to-market gains on a CRA investment, which is classified as an equity security, of $24,000 and $46,000, respectively, compared to $29,000 and $103,000 of losses for the three and six months ended June 30, 2018, respectively.

Noninterest expenses were $5.8 million and $11.4 million for the three and six months ended June 30, 2019, respectively, compared to $5.5 million and $10.9 million in the same prior year periods. Included in the current year periods was $291,000 of merger-related expenses incurred to date.

Balance Sheet / Financial Condition
Total assets at June 30, 2019 of $964.3 million reflected an $8.7 million increase from assets of $955.6 million at December 31, 2018. During the first six months of 2019, the gross loan portfolio increased $23.2 million, reflecting a healthy 6.3% annualized growth rate. Asset growth since the prior year end included

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Stewardship Financial Corporation (continued)                         July 30, 2019

the establishment of a Right of Use Asset for all leases, as required due to the adoption of new accounting rules. At June 30, 2019, the Right of Use Asset was $2.9 million. Offsetting these asset increases, cash flows from the securities portfolio were used to help fund asset growth, resulting in a $12.7 million decrease in the securities portfolio since the end of last year.

At June 30, 2019, total deposits were $781.9 million, very comparable to the $782.1 million at December 31, 2018. Van Ostenbridge commented, "While we were faced with a significant amount of maturities of interest-bearing deposits during the second quarter, we were able to retain a majority of these deposits. The runoff of a portion of these maturities was offset by an increase in noninterest-bearing deposits, which is reflective of our focus on building lasting customer relationships and low cost, core deposits." During the first six months of 2019, non-interest bearing demand deposits grew $8.3 million, equating to an annualized growth rate of over 9%.

At June 30, 2019, the Corporation’s regulatory capital ratios reflected a well-capitalized institution. The Tier 1 leverage ratio and total risk based capital ratio were 9.52% and 14.18%, respectively, compared to the respective minimum required levels of 4.0% and 8.0%.

About Stewardship Financial Corporation
Stewardship Financial Corporation is a one-bank holding company, incorporated under the laws of the State of New Jersey in January of 1995, which serves as a holding company for Atlantic Stewardship Bank. Stewardship’s primary business is the ownership and supervision of Atlantic Stewardship Bank. Stewardship, through Atlantic Stewardship Bank conducts commercial banking business and offers services including personal and business checking accounts, time deposits, money market accounts and regular savings accounts. Stewardship manages its business through its main office located at 630 Godwin Avenue, Midland

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Stewardship Financial Corporation (continued)                         July 30, 2019

Park, New Jersey, and through its twelve branch offices in Midland Park, Hawthorne, Montville, Morristown,
North Haledon, Pequannock, Ridgewood, Waldwick, Wayne (2), Westwood and Wyckoff, New Jersey. The Bank is known for tithing 10% of its pre-tax profits to Christian and local charities. To date, the Bank’s tithe donations total over $11.2 million. We invite you to visit our website at www.ASBnow.bank for additional information.

Forward-Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Corporation’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; (ii) the shareholders of Stewardship may fail to approve the merger; (iii) the interest rate environment may further compress margins and adversely affect new interest income; (iv) the risks associated with continued diversification of assets and adverse changes to credit quality; and (v) changes in legislation, regulations and policies. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Stewardship’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Stewardship or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Stewardship does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information about the Proposed Merger and Where to Find It
In connection with the proposed merger, Stewardship has filed a proxy statement with the SEC. Shareholders of Stewardship are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the proposed merger. A free copy of the proxy statement, as well as other filings containing information about Columbia or Stewardship, as and when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Stewardship’s website (www.asbnow.bank) under the “Investor Relations” tab, or by contacting Stewardship’s investor relations department at Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, NJ 07432, Attention: Investor Relations, Telephone 201.444.7100.

Certain Information Regarding Participants
Stewardship and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Stewardship’s shareholders in connection with the proposed merger. You can find information about Stewardship’s executive officers and directors in the materials

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Stewardship Financial Corporation (continued)                         July 30, 2019

filed by Stewardship with the SEC. Additional information regarding the interests of Stewardship’s participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statements filed by Stewardship with the SEC on April 5, 2019 and other relevant documents regarding the proposed merger filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Stewardship Financial Corporation
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Selected Financial Condition Data:
Cash and cash equivalents	$12,610	$13,157	$16,823	$10,839	$13,529
Securities available for sale	96,117	102,519	108,811	109,764	112,594
Securities held to maturity	62,264	61,586	62,308	62,227	58,471
Other equity investments	1,693	1,670	1,648	3,661	3,694
FHLB stock	4,091	3,922	3,965	3,552	3,087
Loans held for sale	469	—	—	—	607
Loans receivable:
Loans receivable, gross	756,994	747,180	733,787	729,475	722,148
Allowance for loan losses	(8,404)	(8,018)	(7,926)	(7,904)	(8,353)
Other, net	(535)	(459)	(457)	(483)	(484)
Loans receivable, net	748,055	738,703	725,404	721,088	713,311
Premises and equipment, net	7,146	7,262	7,007	6,920	6,952
Right of use asset	2,917	3,092	—	—	—
Bank owned life insurance	21,908	21,771	21,636	21,498	21,360
Other assets	6,994	7,448	8,028	8,564	8,082
Total assets	$964,264	$961,130	$955,630	$948,113	$941,687

Noninterest-bearing deposits	$182,971	$176,356	$174,717	$190,303	$188,343
Interest-bearing deposits	598,974	607,260	607,374	596,263	603,718
Total deposits	781,945	783,616	782,091	786,566	792,061
Other borrowings	67,400	63,900	65,700	56,800	46,700
Subordinated debentures and
subordinated notes	23,415	23,398	23,382	23,366	23,350
Lease liability	3,043	3,217	—	—	—
Other liabilities	4,371	4,708	4,307	3,462	3,388
Total liabilities	880,174	878,839	875,480	870,194	865,499
Shareholders' equity	84,090	82,291	80,150	77,919	76,188
Total liabilities and shareholders' equity	$964,264	$961,130	$955,630	$948,113	$941,687

Gross loans to deposits	96.81%	95.35%	93.82%	92.74%	91.17%

Equity to assets	8.72%	8.56%	8.39%	8.22%	8.09%

Shares outstanding	8,714,222	8,712,023	8,680,388	8,678,454	8,676,843
Book value per share	$9.65	$9.45	$9.23	$8.98	$8.78

Asset Quality Data:
Nonaccrual loans	$1,906	$1,776	$1,544	$1,271	$1,283
Loans past due 90 days or more and
accruing	—	—	—	—	—
Total nonperforming loans	1,906	1,776	1,544	1,271	1,283
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$1,906	$1,776	$1,544	$1,271	$1,283

Nonperforming loans to total loans	0.25%	0.24%	0.21%	0.17%	0.18%
Nonperforming assets to total assets	0.20%	0.18%	0.16%	0.13%	0.14%
Allowance for loan losses to total gross
loans	1.11%	1.07%	1.08%	1.08%	1.16%

Stewardship Financial Corporation
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Selected Operating Data:
Interest income	$9,772	$8,868	$19,173	$17,407
Interest expense	2,608	1,860	5,025	3,576
Net interest income	7,164	7,008	14,148	13,831
Provision for loan losses	330	(780)	395	(1,115)
Net interest income after provision for loan losses	6,834	7,788	13,753	14,946
Noninterest income:
Fees and service charges	572	551	1,134	1,058
Bank owned life insurance	138	138	273	276
Gain on calls and sales of securities	1	—	3	6
Gain on sales of mortgage loans	23	9	48	31
Gain on sales of SBA loans	71	59	112	59
Gain (loss) on equity investments	24	(29)	46	(103)
Miscellaneous	106	131	225	257
Total noninterest income	935	859	1,841	1,584
Noninterest expenses:
Salaries and employee benefits	3,102	3,129	6,239	6,238
Occupancy, net	417	403	866	845
Equipment	234	188	439	369
Data processing	515	478	1,018	962
Advertising	194	207	377	364
FDIC insurance premium	65	70	129	134
Charitable contributions	175	195	370	375
Bank-card related services	138	131	269	258
Merger related expenses	291	—	291	—
Miscellaneous	655	703	1,380	1,387
Total noninterest expenses	5,786	5,504	11,378	10,932
Income before income tax expense	1,983	3,143	4,216	5,598
Income tax expense	530	842	1,116	1,489
Net income	$1,453	$2,301	$3,100	$4,109

Weighted avg. no. of basic and diluted common shares	8,713,110	8,675,868	8,700,609	8,667,235
Basic and diluted earnings per common share	$0.17	$0.27	$0.36	$0.47

Return on average common equity	7.01%	12.32%	7.61%	11.13%

Return on average assets	0.61%	0.99%	0.65%	0.90%

Yield on average interest-earning assets	4.27%	3.99%	4.23%	3.97%
Cost of average interest-bearing liabilities	1.52%	1.12%	1.47%	1.08%
Net interest rate spread	2.75%	2.87%	2.76%	2.89%

Net interest margin	3.13%	3.16%	3.12%	3.15%

Stewardship Financial Corporation
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)
(unaudited)

	For the three months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Selected Operating Data:
Interest income	$9,772	$9,401	$9,377	$9,215	$8,868
Interest expense	2,608	2,417	2,247	2,013	1,860
Net interest income	7,164	6,984	7,130	7,202	7,008
Provision for loan losses	330	65	(10)	(490)	(780)
Net interest and dividend income after provision for loan losses	6,834	6,919	7,140	7,692	7,788
Noninterest income:
Fees and service charges	572	562	628	542	551
Bank owned life insurance	138	135	138	138	138
Gain (loss) on calls and sales of securities	1	2	(192)	—	—
Gain on sales of mortgage loans	23	25	27	12	9
Gain on sales of SBA loans	71	41	64	70	59
Gain (loss) on equity investments	24	22	217	(34)	(29)
Miscellaneous	106	119	114	109	131
Total noninterest income	935	906	996	837	859
Noninterest expenses:
Salaries and employee benefits	3,102	3,137	3,200	3,198	3,129
Occupancy, net	417	449	430	426	403
Equipment	234	205	191	186	188
Data processing	515	503	496	489	478
Advertising	194	183	159	192	207
FDIC insurance premium	65	64	77	66	70
Charitable contributions	175	195	355	180	195
Bank-card related services	138	131	142	133	131
Merger related expenses	291	—	—	—	—
Miscellaneous	655	725	609	684	703
Total noninterest expenses	5,786	5,592	5,659	5,554	5,504
Income before income tax expense	1,983	2,233	2,477	2,975	3,143
Income tax expense	530	586	718	813	842
Net income	$1,453	$1,647	$1,759	$2,162	$2,301

Weighted avg. no. of basic and diluted common shares	8,713,110	8,687,969	8,679,304	8,677,445	8,675,868
Basic and diluted earnings per common share	$0.17	$0.19	$0.20	$0.25	$0.27

Return on average common equity	7.01%	8.22%	8.86%	11.14%	12.32%

Return on average assets	0.61%	0.70%	0.73%	0.90%	0.99%

Yield on average interest-earning assets	4.27%	4.19%	4.09%	4.04%	3.99%
Cost of average interest-bearing liabilities	1.52%	1.42%	1.31%	1.18%	1.12%
Net interest rate spread	2.75%	2.77%	2.78%	2.86%	2.87%

Net interest margin	3.13%	3.12%	3.11%	3.16%	3.16%